Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
January 26, 2007
Apache Corporation
Suite 100
2000 Post Oak Boulevard
Houston, Texas 77056-4400

Re:	Apache Corporation – Registration of the offering of $500,000,000 aggregate principal amount of its 5.625% Notes due 2017 and $1,000,000,000 aggregate principal amount of its 6.000% Notes due 2037
Ladies and Gentlemen:
     We have acted as special counsel to Apache Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of 5.625% Notes due 2017 (the “2017 Notes”) and $1,000,000,000 aggregate principal amount of 6.000% Notes due 2037 (the “2037 Notes,” and collectively with the 2017 Notes, the “Notes”), in each case issued by the Company.
     The Notes are being issued under an Indenture, dated as of February 15, 1996 (the “Base Indenture”), among the Company and the Bank of New York Trust Company, N.A. (as successor-in-interest to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of November 5, 1996 (the “First Supplemental Indenture”), among the Company and the Trustee. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referenced herein as the “Indenture.”
     The Notes are being sold pursuant to a Terms Agreement, dated January 23, 2007 (and together with the Underwriting Agreement Basic Terms incorporated therein, the “Underwriting Agreement”), among the Company, Banc of America Securities LLC and J.P. Morgan Securities Inc. as representatives of the underwriters named therein (collectively, the “Underwriters”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
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Apache Corporation
January 26, 2007

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the registration statement on Form S-3 (File No. 333-105536) relating to securities to be issued by the Company and the other registrants with respect thereto from time to time, including the Notes, filed by the Company and the other registrants with respect thereto under the Securities Act with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 30, 2004, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);
     (ii) the preliminary prospectus supplement, dated January 23, 2007, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);
     (iii) the prospectus supplement, dated January 23, 2007, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
     (iv) the term sheets relating to the Notes filed with the SEC as free writing prospectuses pursuant to Rules 164 and 433 of the Rules and Regulations on January 24, 2007;
     (v) each of the Company’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);
     (vi) the Underwriting Agreement;
     (vii) the Indenture;
     (viii) (a) the global note executed by the Company pursuant to the Indenture, in the aggregate principal amount of $500,000,000 and representing the 2017 Notes purchased and sold pursuant to the Underwriting Agreement and (b) the two global notes executed by the Company pursuant to the Indenture, each in the aggregate principal amount of $500,000,000 and representing the 2037 Notes purchased and sold pursuant to the Underwriting Agreement;

Apache Corporation
January 26, 2007

     (ix) the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date;
     (x) certain resolutions adopted by the board of directors of the Company and the pricing committee thereof relating to the Registration Statement, the issuance of the Notes, the Indenture and related matters;
     (xi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and
     (xii) such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
     In rendering the opinions expressed below with respect to the Notes, we have assumed that the form and terms of such Notes, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or in respect thereof (including, without limitation, its obligations under the Indenture with respect to the Notes issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon the Company, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the

Apache Corporation
January 26, 2007

Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company.
     Our opinion is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability or purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts.
     We express no opinion other than as to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Notes. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth LLP